Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact: William J. Wagner 814-726-2140

Northwest Bancorp, Inc. Rejects CPP Funds

Warren, Pennsylvania April 28, 2009
     Northwest Bancorp, Inc., (“NWSB”), parent company of Northwest Savings Bank, announced today that its Board of Directors has decided not to participate in the U. S. Treasury Department’s Capital Purchase Program (“CPP”). The CPP is part of the Treasury’s Troubled Asset Relief Program (“TARP”) approved by Congress to strengthen the nation’s financial system. After careful review of Northwest’s capital position, the constraints and uncertainties of the CPP, and the overall strength of the company, the Board of Directors decided that government funding was not necessary.
     Founded in 1896, Northwest Bancorp, Inc. holds $7 billion in assets. It is the holding company for Northwest Savings Bank, which operates 168 community banking locations in Pennsylvania, New York, Maryland, Ohio, and Florida. Its stock trades on the Nasdaq Global Select Market under the symbol NWSB. Further information is available at northwestsavingsbank.com.
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